EXHIBIT 10.10

By:	/s/ Dr. Art Malone Jr
Name:	Dr. Art Malone Jr
Title:	Chairman/CEO/Secretary
8/31/2025

AMJ GLOBAL ENTERTAINMENT LLC

By:	/s/ Dr. Art Malone Jr
Name:	Dr. Art Malone Jr
Title:	Managing Director
8/31/2025

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AGREEMENT TO CANCEL THE PURCHASE AGREEMENT between AMJ Global Technology Inc., a corporation organized under the laws of Nevada, with its principal place of business at 2470 E. Flamingo Rd Las Vegas Nevada 89121 ("AMJT") and AMJ GLOBAL ENTERTAINMENT LLC a Nevada LLC whose offices are at 2470 E Flamingo Rd Las Vegas Nevada 89121.

WHEREAS the Parties wish to cancel and terminate the Original Agreement and resolve any and all claims, obligations, and liabilities arising there from.

NOW, THEREFORE, for and in consideration of the mutual covenants, promises, and representations contained herein, the Parties agree as follows:

.1 TERMINATION FO THE ORIGINAL AGREMENT

1.1 Effective Date of Termination. The Original Agreement is hereby terminated as of the Effective Date of August 31, 2025.

1.2 Cessation of Further Obligations. Upon the termination of the Original Agreement, neither Party shall have any further obligations or liabilities under the Original Agreement, except as expressly provided in the Cancellation of this Agreement.

.2 REVERSION OF EXCHANGED ASETS

2.1 Return of Software and all Materials. AMJ GLOBLAL TECHNOLOGY agrees to return to AMJ GLOBAL ENTERTAINMENT LLC any and all software, source code, documentation, or other materials delivered under the Original Agreement. Such materials shall be returned in their original condition, including all copies thereof.

2.2 Stock/Equity Reversal. In the event that AMJT issued stock or equity to AMJ GLOBAL ENTERTAINMENT LLC under the Original Agreement as part of the transaction, AMJ GLOBAL ENTERTAINMENT LLC agrees to return or cancel such stock/equity immediately following the Effective Date of this cancellation.

.3PAYMENT AND SETLEMENT

31. Refund of Payments. If any payments were made to AMJ GLOBAL ENTERTAINMENT, AMJ GLOBAL TECHNOLOGY under the Original Agreement, AMJ GLOBAL ENTERTAINMENT agrees to refund all to AMJT immediately from the Effective Date of this Cancellation Agreement.

3.2 Settle Outstanding Invoices. Both Parties shall settle any outstanding invoices, fees, or expenses incurred under the Original Agreement immediately from the Effective Date.

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4. RELEASE OF CLAMI S

41. Release by AMJT. Upon execution of this Cancellation Agreement, AMTJ releases and forever discharges AMJ GLOBAL ENTERTAINMENT LLC and its affiliates, officers, directors, employees, and agents from any and all claims, demands, or causes of action arising from or related to the Original Agreement.

42. Release by AMJ GLOBAL ENTERTAINMENT LLC. Upon execution of this Cancellation of this Agreement, AMJ GLOBAL ENTERTAINMENT LLC releases and forever discharges AMJ GLOBAL TECHNOLOGY and its affiliates, officers, directors, employes, and agents from any and all claims, demands, or causes of action arising from or related to the Original Agreement.

5. CONFIDENTIALITY

51. Confidential Information. Both Parties agree that any confidential information exchanged during the term of the Original Agreement shall remain confidential and shall not be disclosed to any third parties, except as required by law or as otherwise mutually agreed by the Parties.

6. REPRESENTATIONS AND WARRANTIES

61. Authority to Enter Agreement. Each Party represents and warrants that it has the necessary corporate or organizational power and authority to enter into this Unwinding Agreement and perform its obligations hereunder.

6.2 No Conflicts. Each Party represents and warrants that the execution, delivery, and performance of this Unwinding Agreement does not and will not violate any applicable laws, regulations, or contractual obligations.

. GOVERNING LAW

7.1. Choice of Law. This Unwinding Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

72. Dispute Resolution. In the event of any dispute arising out of or related to this Unwinding Agreement, the Parties agree to first attempt to resolve the dispute through informal negotiations. If the dispute is not resolved within 5days, either Party may submit the dispute to [arbitration/mediation] in Las Vegas Nevada.

. ENTIRE AGREEMENT

81. Entire Agreement. This Unwinding Agreement, including al exhibits and schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes al prior agreements, understandings, and negotiations, whether oral or written, between the Parties.

9. EXECUTOI N

91. Counterparts. This Unwinding Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

NI WITNESS WHEREOF, the Parties have executed this Unwinding Agreement as of the Effective Date.

AMJT GLOBAL TECHNOLOGY

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